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                                                                       EX-99.B10



                              December 3, 1996

                                                     Writer's Direct Dial Number
                                                             (202) 887-1500


Stagecoach Funds, Inc.
111 Center Street
Little Rock, Arkansas  72201

         Re:  Issuance of Shares of Common Stock of Stagecoach Funds, Inc.

Ladies/Gentlemen:

             We refer to Post-Effective Amendment No. 28 and Amendment No. 29 to the Registration Statement on Form N-1A (SEC File Nos. 33-42927 and 811-6419) (the "Registration Statement") of Stagecoach Funds, Inc. (the "Company"). The Company has requested our opinion in connection with the issuance by the Company of the California Tax-Free Money Market Trust, a separate series of the Company (collectively, the "Shares").

             We have been requested by the Company to furnish this opinion as
Exhibit 10 to the Registration Statement.


             We have examined documents relating to the organization of the Company and its series and classes thereof, and the authorization and issuance of shares of its series and classes thereof. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company for the fiscal period ended September 30, 1996.

             Based upon and subject to the foregoing, we are of the opinion that:

             The issuance of the Shares by the Company, upon completion of such corporate action as is deemed necessary or appropriate, will be duly and validly authorized by such corporate action and, assuming delivery by sale or in accord with the Company's dividend reinvestment plan in accordance with the description set forth in the Fund's current prospectuses under the Securities Act of 1933, as amended, the Shares will be legally issued, fully paid and nonassessable by the Company.





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Stagecoach Funds, Inc.
December 3, 1996
Page Two


             We consent to the inclusion of this opinion as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Legal Counsel" and the description of advice rendered by our firm under the heading "The Fund and Management" in the prospectus, which are included as part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Morrison & Foerster LLP

                                        MORRISON & FOERSTER LLP